UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio	44503-1203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 742-0500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 29, 2010, the Compensation Committee and Board of Directors of United Community Financial Corp. (“UCFC”) approved the award of options to acquire UCFC common shares to certain employees under the UCFC Amended and Restated 2007 Long-Term Incentive Plan (the “2007 Plan”). Each of the options vests in two equal installments on each of December 31, 2010 and December 31, 2011. Each option has an exercise price of $2.10 per share and is subject to the terms and conditions of the 2007 Plan. All options awarded to employees were incentive stock options. The following individuals received an option to acquire the number of UCFC common shares indicated: Patrick W. Bevack — 60,000 shares; and each of James R. Reske, Gregory G. Krontiris, and Jude J. Nohra — 40,000 shares.
A copy of the 2007 Plan is attached as Exhibit 10.9 to the Form 10-K for the year ended December 31, 2009 and a copy of the form of Award Agreement is attached as Exhibit 10.4 to the Form 10-Q for the quarter ended March 31, 2009; each of which is incorporated herein by reference.
On April 29, 2010, the Compensation Committee and the Board of Directors of UCFC approved the Executive Incentive Plan (“EIP”). Messrs. McKay, Bevack, Reske, Krontiris, and Nohra will participate in the EIP. The EIP provides incentive compensation awards based upon UCFC’s actual performance for the 12 months ended September 30 compared to the actual performance of an established peer group for the same 12 month period, looking at six performance measures. See the “Weightings” table below.
The Compensation Committee and the Board of Directors used the following criteria to establish a peer group in 2009: (a) assets between $1.75 and $5.0 billion; and (b) publicly traded banks and thrifts headquartered in Ohio, Indiana, Michigan and Western Pennsylvania. Old Second Bancorp, Inc., Aurora, Illinois, was also included in the peer group based upon management’s recommendation. The 2009 peer group is as follows:

S&T Bancorp, Inc.	1st Source Corporation
First Merchants Corporation	Chemical Financial Corporation
First Financial Bancorp.	Integra Bank Corporation
First Place Financial Corp.	Independent Bank Corporation
Old Second Bancorp, Inc.	MainSource Financial Group, Inc.
First Financial Corporation	Lakeland Financial Corporation
Mercantile Bank Corporation	Macatawa Bank Corporation
Citizens First Bancorp, Inc.	ESB Financial Corporation
First Defiance Financial Corp.	Peoples Bancorp Inc.
Parkvale Financial Corporation

In order for any awards to be made under the EIP for a calendar year’s performance, UCFC must report positive net income for that calendar year ended December 31, calculated in accordance with GAAP, but adjusted to exclude the effect of extraordinary items. If this threshold is met, incentive awards will be calculated based upon UCFC’s performance against its peers in five of the six weighted performance measures.
For 2010, the target and maximum incentive awards, respectively, measured as a percentage of base salary are as follows: Mr. McKay—50%, 100%; Mr. Bevack—45%, 90%; and Mr. Reske, Mr. Krontiris and Mr. Nohra—40%, 80%. Once the award under the EIP is calculated, it is paid 60% in cash and 40% in restricted stock or stock options. The restricted stock or stock option awards will be awarded under the 2007 Plan and vest equally over three years, beginning on the first anniversary of the award.
The calculation of the incentive awards under the EIP is as follows. First, it must be determined where UCFC’s actual performance falls in comparison to the peer group for five of the performance measures. The comparison is based upon percentiles which correspond to a threshold level for that performance measure. See the “Threshold Levels” table below. Then, the threshold level achieved is used to determine the bonus percentage for that performance measure based upon the executive officer’s position. See the “Bonus Percentages” table below. This bonus percentage is multiplied by the performance measure’s assigned weighting and by the executive’s base salary to determine what amount, if any, is awarded for UCFC’s actual performance for that performance measure. The amount earned for each performance measure is added together to determine the total incentive award under the EIP.
Bonus Percentages As Percent of Base Compensation

Threshold	CEO	Pres/CEO*	CFO/SVP’s
Level	Group 1	Group 2	Group 3	Actual Performance versus Peers
1	0.0%	0.0%	0.0%	Below 25th Percentile
2	10.0%	9.0%	8.0%	Above 25th percentile
3	20.0%	18.0%	16.0%	Above 30th percentile
4	30.0%	27.0%	24.0%	Above 35th Percentile
5	40.0%	36.0%	32.0%	Above 40th Percentile
6	50.0%	45.0%	40.0%	At or Above Median
7	60.0%	54.0%	48.0%	Above 55th Percentile
8	70.0%	63.0%	56.0%	Above 60th Percentile
9	80.0%	72.0%	64.0%	Above 65th Percentile
10	90.0%	81.0%	72.0%	Above 70th Percentile
11	100.0%	90.0%	80.0%	At or Above 75th Percentile

*	Mr. Bevack, who currently serves as President and CEO of Home Savings

Weightings for Performance Measures

Weight
Profitability	40.0%

ROAE	5.0%
ROAA	25.0%
Budget Net Income	10.0%

Growth	10.0%

Core Deposit Growth	10.0%

Asset Quality	50.0%

Texas Ratio	40.0%
NCOs/Average Loans	10.0%

Total Weighting	100.0%

Definitions:
Core Deposit Growth: Total Deposits less CDs > $100,000, brokered deposits and public deposits
Texas Ratio: Nonperforming Assets divided by sum of Tangible Common Equity plus Loan Loss Reserve
NCOs: Net Charge Offs.
Threshold Levels

				Growth
	Overall Profitability			Rate	Asset Quality
				Core		NCOs/
	Core	Core	Net Income	Deposit	Texas	Average
Level	ROAE	ROAA	Budget	Growth	Ratio	Loans
1	<25th Pct	<25th Pct	70% of Budget	<25th Pct	<25th Pct	<25th Pct
2	25th	25th	75%	25th	25th	25th
3	30th	30th	80%	30th	30th	30th
4	35th	35th	85%	35th	35th	35th
5	40th	40th	95%	40th	40th	40th
6	Median	Median	100%	Median	Median	Median
7	55th	55th	105%	55th	55th	55th
8	60th	60th	115%	60th	60th	60th
9	65th	65th	120%	65th	65th	65th
10	70th	70th	125%	70th	70th	70th
11	>75th Pct	>75th Pct	130%	>75th Pct	>75th Pct	>75th Pct
Definitions:
Core ROAE and ROAA: GAAP performance excluding extraordinary items;
Pct: Percentile Rank within defined Peer Group.

For example, if UCFC’s Core ROAE for 2010 falls into the 40th percentile when compared to its peers, Mr. McKay’s incentive award for that performance measure would be as follows:

Incentive Plan		Bonus Percentage (based)
Weighting		on Threshold Level achieved		Base Salary

5.0%	X	40%	X	$382,000	= $7,640
Effective April 30, 2010, Messrs. Bevack, Krontiris, Nohra and Reske (collectively the “Executives”) entered into Employment Agreements (collectively the “Agreements”) with The Home Savings and Loan Company (“Home Savings”), a wholly owned subsidiary of UCFC. Under the Agreements, each of the Executives will continue to serve Home Savings in his respective current position. The Agreements have terms ending on April 30, 2011, which shall be extended for one day each day so that the term of employment is always one year. The term of employment will continue until Home Savings or the Executive provides written notice of non-renewal to the other party, in which case renewals will cease, and the term will be 12 months after the date of receipt of the written notice. The Agreement provides for base salaries, which will be reviewed annually by the Board of Directors, Compensation Committee or the CEO. Initially, base salaries have been established as follows: Mr. Bevack - $310,000; Mr. Krontiris - $195,000; Mr. Nohra - $180,000; and Mr. Reske - $200,000. The Executives will be entitled to participate in all benefit plans and bonus plans of Home Savings and UCFC.
The Agreements are terminable by Home Savings at any time. Pursuant to the Agreements, if an Executive is terminated for Cause (as defined in the Agreements) or if he terminates his employment absent Good Reason (as defined in the Agreements), he has no right to receive any compensation or other benefits for any period after the termination.
If an Executive is terminated within nine months prior to or one year after a Change in Control (as defined in the Agreements) for any reason other than Cause, death, or Permanent Disability (as defined in the Agreements), or if an Executive terminates his employment within nine months prior to or one year after a Change in Control for Good Reason, he shall be entitled to (i) a payment equal to two times the greater of (a) the total annual base salary paid or payable to the Executive with respect to the most recently completed fiscal year or (b) the base salary in effect immediately prior to the Change in Control or event causing Good Reason; (ii) any accrued but unpaid bonus; and (iii) continued coverage at Home Savings’ expense under all health and welfare benefit plans until the earlier of the 12th consecutive month following the Executive’s termination or such time as he is included in another employer’s benefit plans as a full-time employee. In the event that an Executive dies during the term of the Agreement, his estate shall be entitled to receive his monthly base salary for 90 days.
If an Executive suffers from a Permanent Disability, Home Savings may terminate the Agreement, and he will be entitled to (i) payment of the monthly base salary for the period of disability until the date of termination and (ii) continued coverage at Home Savings’ expense under all health and welfare benefit plans until the earlier of the 12th consecutive month following the Executive’s termination or such time as he is included in another employer’s benefit plans as a full-time employee.

If an Executive is terminated before the expiration of the Agreement for any reason other than death, Permanent Disability, Cause, or Change in Control, or if the Executive terminates the Agreement for Good Reason, then he is entitled to receive (i) a continuation of the annual base salary in effect at the time of termination for 12 months following the date of the Executive’s termination, (ii) any accrued but unpaid bonus and (iii) continued coverage under all health and welfare benefit plans at Home Savings’ expense until the earlier of the 12th consecutive month following the Executive’s termination or the date on which he is included in another employer’s benefit plans as a full-time employee.
The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)	On April 29, 2010, United Community Financial Corp. (“UCFC”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 12, 2010, the voting record date, there were 30,897,825 UCFC common shares outstanding and entitled to vote. At the Annual Meeting, 23,909,757, or 77.38%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)	(i) Directors elected at the Annual Meeting for a three year term to expire at the 2013 Annual Meeting of Shareholders:

	Number of Votes Cast:
	For	Withheld	Broker Non-Votes

Eugenia C. Atkinson	15,426,424	1,229,844	7,253,489
Patrick W. Bevack	15,508,771	1,147,497	7,253,489
Scott N. Crewson	15,629,685	1,026,583	7,253,489
Other directors whose term of office continued after the Annual Meeting:
Richard J. Buoncore
F. Scott O’Donnell
Richard J. Schiraldi
David C. Sweet
Scott D. Hunter
Douglas M. McKay
Donald J. Varner

(ii)	Ratification of the selection of Crowe Horwath LLP as the auditors of UCFC for the current fiscal year:

Number of Votes Cast:
For	Against	Broker Non-Votes	Abstain

23,050,666	522,458	N/A	336,633
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) — (c).	Not applicable.

(d).	Exhibits.

Exhibit No.	Description

10.1	Form of Employment Agreement between Home Savings and the Executives effective April 30, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: May 4, 2010